News Release

Coterra Energy Reports First-Quarter 2022 Results, Announces Quarterly Dividend and Provides Update on Share Repurchase Program

HOUSTON, May 2, 2022 - Coterra Energy Inc. (NYSE: CTRA) (“Coterra” or the “Company”) today reported first-quarter 2022 financial and operating results. On October 1, 2021, Coterra announced that the merger involving the Company, which was formerly named Cabot Oil & Gas Corporation (“Cabot”), and Cimarex Energy Co. (“Cimarex”), was completed (the "Merger"). Referenced results for the three months ended March 31, 2021 reflect only legacy Cabot. Referenced results for the three months ended March 31, 2022 reflect the combined Company.
Thomas E. Jorden, Chief Executive Officer and President, commented, "The combination of solid execution in our program and robust commodity prices resulted in an outstanding quarter for the company. We are pleased to deliver another meaningful dividend to our owners in addition to executing on the first phase of our share repurchase program. With strong cash flow generation, superb asset performance, and balanced commodity exposure, Coterra is fulfilling the promise that led to our formation.”
First-Quarter 2022 Highlights
•Net income for first-quarter 2022 totaled $608 million, or $0.75 per share; adjusted net income (non-GAAP) for first-quarter 2022, excluding non-recurring items, was $818 million, or $1.01 per share.
•Generated cash flow from operating activities of $1,322 million.
•Discretionary cash flow totaled $1,232 million (non-GAAP).
•Generated free cash flow of $961 million (non-GAAP).
•Total equivalent production of 630 MBoepd, at the high-end of guidance.
◦Natural gas production averaged 2,850 MMcfpd, at the high-end of guidance.
◦Oil production averaged 83.1 MBopd, exceeding the high-end of guidance.
Shareholder Return Highlights
•Total quarterly shareholder return equal to $0.83 per share, including $0.60 per share quarterly dividend (payable in May) and $0.23 per share of buybacks (executed in first quarter). The total return equals 50 percent of first-quarter 2022 cash flow from operating activities, or 69 percent of free cash flow (non-GAAP).
•On May 2, 2022, Coterra's Board of Directors (the "Board") approved a total quarterly dividend equal to $0.60 per share ($0.15 base, $0.45 variable), and will be paid on May 25, 2022 to holders of record on May 13, 2022.
◦Total quarterly dividend represents a return of 36 percent of first-quarter 2022 cash flow from operating activities, or 50 percent of free cash flow (non-GAAP).
•Executed on $1.25 billion share repurchase program, repurchased 7.6 million shares at a total cost of $184 million, all of which settled during first-quarter 2022. The average repurchase price during the quarter was $24.16 per share.
◦Share repurchases represent an additional 14 percent return of first-quarter 2022 cash flow from operating activities, or 19 percent of free cash flow (non-GAAP) to shareholders.

Activity Outlook
•Maintaining full-year 2022 capital investment guidance of $1,400 to $1,500 million, which is less than 30 percent of projected cash flow from operating activities at recent strip prices.
•Maintaining full-year 2022 production and cost guidance.

Thomas E. Jorden, commented, "Coterra is positioned to deliver on its 2022 plan. We remain focused on capital discipline, execution, and maximizing return on capital. Adhering to that disciplined approach, we are reiterating our full-year 2022 capital and production guidance. At the recent commodity strip, the Company's full-year 2022 free cash flow is estimated to approach $4.5 billion."
Jorden added, "We also remain focused on shareholder returns. Based on results during the quarter, we returned 69 percent of our first-quarter free cash flow, which includes 50 percent in the form of cash dividends and 19 percent in the form of share buybacks. We remain committed to returning 50 percent plus of free cash flow via base plus variable dividends, supplemented by share buybacks and potential future debt reduction."
See “Supplemental non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as reconciliations of these measures to the associated GAAP measures.

First-Quarter 2022 Summary
First-quarter 2022 total equivalent production averaged 630 thousand barrels of oil equivalent per day (MBoepd), at the high-end of guidance. Oil production averaged 83.1 thousand barrels per day (MBopd), exceeding the high-end of guidance, and natural gas production averaged 2,850 million cubic feet per day (MMcfpd), at the high-end of guidance.
Coterra's average realized prices for oil, natural gas and natural gas liquids (NGLs) for first-quarter 2022, excluding the effect of commodity derivatives, were $93.45 per barrel (Bbl), $4.33 per thousand cubic feet (Mcf), and $37.87 per Bbl, respectively. Including the effect of commodity derivatives, average realized prices for oil and natural gas for first-quarter 2022 were $76.15 per Bbl and $4.17 per Mcf, respectively.

Generated Strong Cash Flow
For first-quarter 2022, Coterra reported cash flow from operating activities of $1,322 million. First-quarter 2022 discretionary cash flow (non-GAAP) was $1,232 million and free cash flow (non-GAAP) totaled $961 million, both of which are inclusive of merger-related costs.
Coterra incurred a total of $326 million of capital expenditures in first-quarter 2022, including $314 million of drilling and completion capital.

Strong Financial Position
Coterra maintains a strong financial position with investment-grade credit ratings and substantial liquidity. As of March 31, 2022, Coterra had total long-term debt of $3.1 billion with a principal amount of $2.9 billion, and no substantial maturities until 2024. The Company exited the quarter with a cash balance of $1.4 billion and no debt outstanding under its revolving credit facility. Coterra's net debt to EBITDAX ratio (non-GAAP) at March 31, 2022 was 0.50x. The Company's net debt to combined EBITDAX ratio (non-GAAP) was 0.41x at March 31, 2022.

Outlook
Coterra is currently running six rigs and two completion crews in the Permian Basin. The Company is currently running three rigs in the Marcellus and plans to run one to two completion crews in second-quarter 2022. Coterra is currently running two rigs and one completion crew in the Anadarko Basin, and expects to release one drilling rig and its completion crew in June 2022. Coterra is maintaining its previously announced 2022 capital expenditure guidance of $1,400 to $1,500 million, supported by the Company's procurement of key materials and services in 2022.
Production volumes in second-quarter 2022 are expected to average between 605 and 625 MBoepd, with oil volumes estimated to average between 82.0 and 84.0 MBopd. Natural gas volumes in the second quarter are projected to average between 2,725 and 2,775 MMcfpd.

Delivering Returns to Shareholders
Based on first-quarter 2022 free cash flow (non-GAAP), Coterra's Board today declared a quarterly base plus variable dividend of $0.60 per share. The base plus variable dividend reflects a $0.15 per share base component and a variable component of $0.45 per share, on the Company's common stock. The combined base plus variable dividend represents 36 percent of cash flow from operating activities in first-quarter 2022, or 50 percent of free cash flow (non-GAAP). The combined base and variable dividend is payable on May 25, 2022, to shareholders of record as of the close of business on May 13, 2022.
Following the Company's announcement of its $1.25 billion share repurchase program in late February, Coterra repurchased 7.6 million shares through March 31, 2022 at a total cost of $184 million, an additional 14 percent return of first-quarter 2022 cash flow from operating activities, or 19 percent of free cash flow (non-GAAP). The average repurchase price in first-quarter 2022 was $24.16 per share. Coterra entered second-quarter 2022 with an outstanding share repurchase authorization of $1,066 million, or approximately five percent of the Company's current market capitalization. The Company entered the second quarter with a Rule 10b5-1 plan in place, and will provide details of share repurchase activity in the quarter with its second-quarter 2022 financial and operating results.
The timing and volume of share repurchases under this authorization will be determined by management, at its discretion. Management expects its share repurchase program to be driven by relative and intrinsic value opportunities. The share repurchase program is supplemental to the Company's base plus variable dividend strategy.

Committed to Sustainability and ESG Leadership
Coterra believes that environmental, social and governance (ESG) performance and strong corporate governance practices are foundational to its success. In adopting its first executive compensation program post-Merger, Coterra focused on aligning the program with governance best practices, including the addition of ESG goals in its short-term incentive plan metrics. Coterra included three ESG metrics in its 2022 short-term incentive targets, which make up 15 percent of its total short-term incentive potential. The 2022 targets include:
•Methane emissions intensity between 0.033 and 0.038 percent in 2022, versus 0.038 percent in 2021,
•Greenhouse gas emissions intensity between 5.20 and 5.94 metric tons CO2e per MBoe in 2022, versus 5.48 metric tons CO2e per MBoe in 2021, and
•Total company flare intensity between 0.118 and 0.131 percent in 2022, compared to 0.141 percent in 2021.

The 2021 results noted above are preliminary figures. Additional information regarding Coterra's 2022 targets and current environmental initiatives is available in the Company's most recent presentation, which can be accessed on the “Events & Presentations” page under the “Investors” section of the Company’s website at www.coterra.com.

First-Quarter 2022 Conference Call
Coterra will host a conference call tomorrow, Tuesday, May 3, 2022, at 9:00 AM CT (10:00 AM ET), to discuss first-quarter 2022 financial and operating results.

Conference Call Information
Date: Tuesday, May 3, 2022
Time: 10:00 AM ET / 9:00 AM CT
Dial-in (for callers in the U.S. and Canada): (888) 550-5424
Int'l dial-in: (646) 960-0819
Conference ID: 3813676

The live audio webcast and related earnings presentation can be accessed on the "Events & Presentations" page under the "Investors" section of the Company's website at www.coterra.com. The webcast will be archived and available at the same location after the conclusion of the live event.

About Coterra Energy
Coterra is a premier exploration and production company based in Houston, Texas with focused operations in the Permian Basin, Marcellus Shale and Anadarko Basin. We strive to be a leading producer, delivering returns with a commitment to sustainability leadership. Learn more about us at www.coterra.com.

Cautionary Statement Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are not statements of historical fact and reflect Coterra's current views about future events. Such forward-looking statements include, but are not limited to, statements about returns to shareholders, enhanced shareholder value, future financial and operating performance and goals and commitment to sustainability and ESG leadership, strategic pursuits and goals and other statements that are not historical facts contained in this press release. The words "expect," "project," "estimate," "believe," "anticipate," "intend," "budget," "plan," "predict," "potential," "possible," "may," "should," "could," "would," "will," "strategy," "outlook" and similar expressions are also intended to identify forward-looking statements. We can provide no assurance that the forward-looking statements contained in this press release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk that the recently combined businesses will not integrate successfully; the risk that the cost savings and any other synergies may not be fully realized or may take longer to realize than expected; the volatility in commodity prices for crude oil and natural gas; the effect of future regulatory or legislative actions, including the risk of new restrictions with respect to well spacing, hydraulic fracturing, natural gas flaring, seismicity, produced water disposal, or other oil and natural gas development activities; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on integration-related issues; the continuing effects of the COVID-19 pandemic and the impact thereof on

Coterra’s business, financial condition and results of operations; actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries; market factors; market prices (including geographic basis differentials) of oil and natural gas; impacts of inflation; labor shortages and economic disruption (including as a result of the coronavirus pandemic or geopolitical disruptions such as the war in Ukraine); the presence or recoverability of estimated reserves; the ability to replace reserves; environmental risks; drilling and operating risks; exploration and development risks; competition; the ability of management to execute its plans to meet its goals; and other risks inherent in Coterra's businesses. In addition, the declaration and payment of any future dividends, whether regular base quarterly dividends, variable dividends or special dividends, will depend on Coterra's financial results, cash requirements, future prospects and other factors deemed relevant by Coterra's Board. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Coterra's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, which are available on Coterra's website at www.coterra.com.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, Coterra does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact
Daniel Guffey - Vice President of Finance, Planning & Analysis and Investor Relations
303.285.4901

Operational Data
The tables below provide a summary of production volumes, price realizations and operational activity by region and units costs for the Company for the periods indicated:

	Three Months Ended March 31,
	2022	2021
PRODUCTION VOLUMES
Marcellus Shale
Natural gas (Bcf)	203.8	205.7
Equivalent production (MMBoe)	34.0	34.0
Daily equivalent production (MBoepd)	377.5	380.9

Permian Basin
Natural gas (Bcf)	37.5	—
Oil (MMBbl)	6.9	—
NGL (MMBbl)	4.8	—
Equivalent production (MMBoe)	18.0	—
Daily equivalent production (MBoepd)	199.8	—

Anadarko Basin
Natural gas (Bcf)	15.0	—
Oil (MMBbl)	0.6	—
NGL (MMBbl)	1.6	—
Equivalent production (MMBoe)	4.7	—
Daily equivalent production (MBoepd)	52.1	—

Total Company
Natural gas (Bcf)	256.4	205.8
Oil (MMBbl)	7.5	0
NGL (MMBbl)	6.5	0
Equivalent production (MMBoe)	56.7	34.0
Daily equivalent production (MBoepd)	629.9	381.1

AVERAGE SALES PRICE (excluding hedges)
Marcellus Shale
Natural gas ($/Mcf)	$4.27	$2.30

Permian Basin
Natural gas ($/Mcf)	$4.47	$—
Oil ($/Bbl)	$93.43	$—
NGL ($/Bbl)	$37.08	$—

Anadarko Basin
Natural gas ($/Mcf)	$4.87	$—
Oil ($/Bbl)	$93.80	$—
NGL ($/Bbl)	$40.21	$—

Total Company
Natural gas ($/Mcf)	$4.33	$2.30
Oil ($/Bbl)	$93.45	$—
NGL ($/Bbl)	$37.87	$—

	Three Months Ended March 31,
	2022	2021
AVERAGE SALES PRICE (including hedges)
Total Company
Natural gas ($/Mcf)	$4.17	$2.31
Oil ($/Bbl)	76.15	$—
NGL ($/Bbl)	$37.87	$—

	Three Months Ended March 31,
	2022	2021
WELLS DRILLED(1)
Gross wells
Marcellus Shale	22	28
Permian Basin	29	—
Anadarko Basin	3	—
	54	28

Net wells
Marcellus Shale	22.0	25.1
Permian Basin	18.0	—
Anadarko Basin	1.4	—
	41.4	25.1

WELLS COMPLETED(1)
Gross wells
Marcellus Shale	12	14
Permian Basin	19	—
Anadarko Basin	7	—
	38	14

Net wells
Marcellus Shale	9.0	13.0
Permian Basin	11.9	—
Anadarko Basin	—	—
	20.9	13.0

TURN IN LINES
Gross wells
Marcellus Shale	12	14
Permian Basin	31	—
Anadarko Basin	7	—
	50	14

Net wells
Marcellus Shale	9.1	13.0
Permian Basin	15.9	—
Anadarko Basin	—	—
	25.0	13

	Three Months Ended March 31,
	2022	2021
AVERAGE UNIT COSTS ($/Boe)(2)
Direct operations	$1.76	$0.50
Transportation, processing and gathering	4.11	3.99
Taxes other than income	1.34	0.15
Exploration	0.11	0.09
Depreciation, depletion and amortization	6.35	2.74
General and administrative (excluding stock-based compensation and merger-related expense)(3)	1.48	0.50
Stock-based compensation	0.41	0.35
Merger-related expense	0.12	0.00
Interest expense	0.37	0.35
	$16.05	$8.67
_______________________________________________________________________________
(1)Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.
(2)Total unit costs may differ from the sum of the individual costs due to rounding.
(3)For the three months ended March 31, 2022, includes severance expense related to accrued severance costs as a result of the Merger. For the three months ended March 31, 2021, includes severance expense related to early retirements under the Company's 2021 Early Retirement Program.

Derivatives Information
The table below summarizes the Company's outstanding derivative contracts as of May 2, 2022.

As of March 31, 2022, the Company had the following outstanding financial commodity derivatives:

			Collars
			Floor		Ceiling		Basis Swaps	Roll Swaps
Type of Contract	Volume (Mbbl)	Contract Period	Range ($/Bbl)	Weighted-Average ($/Bbl)	Range ($/Bbl)	Weighted-Average ($/Bbl)	Weighted-Average ($/Bbl)	Weighted-Average ($/Bbl)
Crude oil (WTI)	819	Apr. 2022-Jun. 2022	$35.00 - $37.50	$36.11	$48.38 - $51.10	$49.97
Crude oil (WTI)	1,830	Apr. 2022-Sep. 2022	$—	$40.00	$47.55 - $50.89	$49.19
Crude oil (WTI)	2,200	Apr. 2022-Dec. 2022	$—	$57.00	$72.20 - $72.80	$72.43
Crude oil (WTI Midland)(1)	728	Apr. 2022-Jun. 2022					0.25
Crude oil (WTI Midland)(1)	1,281	Apr. 2022-Sep. 2022					0.38
Crude oil (WTI Midland)(1)	2,200	Apr. 2022-Dec. 2022					0.05
Crude oil (WTI)	364	Apr. 2022-Jun. 2022						(0.20)
Crude oil (WTI)	1,281	Apr. 2022-Sep. 2022						0.10
________________________________________________________
(1)The index price the Company pays under these basis swaps is WTI Midland, as quoted by Argus Americas Crude.

			Collars
			Floor		Ceiling
Type of Contract	Volume (Mmbtu)	Contract Period	Range ($/Mmbtu)	Weighted-Average ($/Mmbtu)	Range ($/Mmbtu)	Weighted- Average ($/Mmbtu)
Natural gas (NYMEX)	74,900,000	Apr. 2022 - Oct. 2022	$3.00 - $4.50	$3.61	$4.07 - $6.68	$5.12
Natural gas (Perm EP)(1)	1,820,000	Apr. 2022 - Jun. 2022	$—	$2.40	$2.85 - $2.90	$2.88
Natural gas (Perm EP)(1)	5,500,000	Apr. 2022 - Dec. 2022	$—	$2.50	—	$3.15
Natural gas (PEPL)(2)	1,820,000	Apr. 2022 - Jun. 2022	$—	$2.40	$2.81 - $2.91	$2.86
Natural gas (PEPL)(2)	5,500,000	Apr. 2022 - Dec. 2022	$—	$2.60	—	$3.27
Natural gas (Waha)(3)	1,820,000	Apr. 2022 - Jun. 2022	$—	$2.40	$2.82 - $2.89	$2.86
Natural gas (Waha)(3)	1,830,000	Apr. 2022 - Sep. 2022	$—	$2.40	—	$2.77
Natural gas (Waha)(3)	5,500,000	Apr. 2022 - Dec. 2022	$—	$2.50	—	$3.12
Natural gas (NYMEX)	71,500,000	Apr. 2022 - Dec 2022	$3.50 - $4.25	$3.84	$4.75 - $6.60	$5.39
Natural gas (NYMEX)	52,850,000	Nov 2022 - Mar 2023	$4.00 - $4.75	$4.46	$7.00 - $10.10	$8.37
_______________________________________________________
(1)The index price for these collars is El Paso Natural Gas Company, Permian Basin Index (“Perm EP”), as quoted in Platt’s Inside FERC.
(2)The index price for these collars is Panhandle Eastern Pipe Line, Tex/OK Mid-Continent Index (“PEPL”), as quoted in Platt’s Inside FERC.
(3)The index price for these collars is Waha West Texas Natural Gas Index (“Waha”), as quoted in Platt’s Inside FERC.

In early second-quarter 2022, the Company entered into the following outstanding financial commodity derivatives:

			Collars
			Floor		Ceiling		Swaps
Type of Contract	Volume (Mmbtu)	Contract Period	Range ($/Mmbtu)	Weighted-Average ($/Mmbtu)	Range ($/Mmbtu)	Weighted-Average ($/Mmbtu)	Weighted-Average ($/Mmbtu)
Natural gas (Waha)(1)	9,200,000	May 2022 - Oct 2022					4.77
_______________________________________________________
(1)The index price for these collars is Waha West Texas Natural Gas Index (“Waha”), as quoted in Platt’s Inside FERC.

			Collars
			Floor		Ceiling		Basis Swaps	Roll Swaps
Type of Contract	Volume (Mbbl)	Contract Period	Range ($/Bbl)	Weighted-Average ($/Bbl)	Range ($/Bbl)	Weighted-Average ($/Bbl)	Weighted-Average ($/Bbl)	Weighted-Average ($/Bbl)
Crude oil (WTI)	920	Oct. 2022 - Dec. 2022	$—	$65.00	$136.25 - $145.25	$140.49
Crude oil (WTI)	1,810	Jan. 2023 - Jun 2023	$—	$65.00	$116.30 - $118.30	$117.47
Crude oil (WTI Midland)(1)	920	Oct. 2022 - Dec. 2022					$0.64
Crude oil (WTI Midland)(1)	4,525	Jan. 2023 - Jun 2023					$0.64
_______________________________________________________
(1)The index price the Company pays under these basis swaps is WTI Midland, as quoted by Argus Americas Crude.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2022	2021
OPERATING REVENUES
Natural gas	$1,111	$473
Oil	699	—
NGL	245	—
Gain (loss) on derivative instruments	(391)	(13)
Other	15	—
	1,679	460
OPERATING EXPENSES
Direct operations	100	17
Transportation, processing and gathering	233	137
Taxes other than income	76	5
Exploration	6	3
Depreciation, depletion and amortization	360	94
General and administrative (excluding stock-based compensation and merger-related costs)(1)	77	17
Stock-based compensation(2)	23	12
Merger-related expense	7	—
	882	285
Gain on sale of assets	2	—
INCOME FROM OPERATIONS	799	175
Interest expense, net	21	12
Other expense	—	—
Income before income taxes	778	163
Income tax expense	170	37
NET INCOME	$608	$126
Earnings per share - Basic	$0.75	$0.32
Weighted-average common shares outstanding	810	399
_______________________________________________________________________________
(1)For the three months ended March 31, 2022, includes severance expense of $24 million related to accrued severance costs as a result of the Merger. For the three months ended March 31, 2021, includes $2 million related to early retirements under the Company's 2021 Early Retirement Program.
(2)Includes the impact of our performance share awards and restricted stock.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In millions)	March 31, 2022	December 31, 2021
ASSETS
Current assets	$2,597	$2,136
Properties and equipment, net (successful efforts method)	17,346	17,375
Other assets	384	389
	$20,327	$19,900

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities	$1,659	$1,220
Current portion of long-term debt	25	—
Long-term debt, net (excluding current maturities)	3,090	3,125
Deferred income taxes	3,138	3,101
Other long term liabilities	672	666
Cimarex redeemable preferred stock	50	50
Stockholders’ equity	11,718	11,738
	$20,327	$19,900

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$608	$126
Depreciation, depletion and amortization	360	94
Deferred income tax expense	36	12
Gain on sale of assets	(2)	—
Loss on derivative instruments	391	13
Net cash paid in settlement of derivative instruments	(171)	3
Stock-based compensation and other	20	11
Income charges not requiring cash	(10)	1
Changes in assets and liabilities	90	30
Net cash provided by operating activities	1,322	290

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(271)	(123)
Proceeds from sale of assets	2	—
Net cash provided by (used in) investing activities	(269)	(123)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of debt	—	(88)
Repayment of finance leases	(2)	—
Treasury stock repurchases	(184)	—
Dividends paid	(456)	(40)
Tax withholding on vesting of stock awards	(6)	(6)
Cash received for stock option exercises	6	—
Net cash used in financing activities	(642)	(134)
Net increase (decrease) in cash, cash equivalents and restricted cash	$411	$33

Supplemental Non-GAAP Financial Measures (Unaudited)

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results and results of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations below that compare GAAP financial measures to non-GAAP financial measures for the periods indicated.

We have also included herein certain forward-looking non-GAAP financial measures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted Earnings per Share are presented based on our management's belief that these non-GAAP measures enable a user of financial information to understand the impact of identified adjustments on reported results. Adjusted Net Income is defined as net income plus gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense, severance expense, merger-related expenses and tax effect on selected items. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average common shares outstanding. Additionally, we believe these measures provide beneficial comparisons to similarly adjusted measurements of prior periods and use these measures for that purpose. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Three Months Ended March 31,
(In millions, except per share amounts)	2022	2021
As reported - net income	$608	$126
Reversal of selected items:
Gain on sale of assets	(2)	—
Loss on derivative instruments(1)	220	16
Stock-based compensation expense	23	12
Severance expense	24	2
Merger-related expense	7	—
Tax effect on selected items	(62)	(7)
Adjusted net income	$818	$149
As reported - earnings per share	$0.75	$0.32
Per share impact of selected items	0.26	0.05
Adjusted earnings per share	$1.01	$0.37
Weighted-average common shares outstanding	810	399
_______________________________________________________________________________
(1)This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in Loss on derivative instruments in the Condensed Consolidated Statement of Operations.

Reconciliation of Discretionary Cash Flow and Free Cash Flow
Discretionary Cash Flow is defined as cash flow from operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate available cash to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt and is used by our management for that purpose. Discretionary Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

Free Cash Flow is defined as Discretionary Cash Flow less cash paid for capital expenditures. Free Cash Flow is an indicator of a company’s ability to generate cash flow after spending the money required to maintain or expand its asset base, and is used by our management for that purpose. Free Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended March 31,
(In millions)	2022	2021
Cash flow from operating activities	$1,322	$290
Changes in assets and liabilities	(90)	(30)
Discretionary cash flow	1,232	260
Cash paid for capital expenditures	(271)	(123)
Free cash flow	$961	$137

Variable Dividend Calculation

(In millions)	Three Months Ended March 31, 2022
Free cash flow	$961
50% payout (Board Discretion: 50% plus)	50%
Quarterly return to shareholders	481
Quarterly base dividend ($0.150 per share)	120
Variable cash dividend ($0.450 per share)	$361

Capital Expenditures

	Three Months Ended March 31,
(In millions)	2022	2021
Cash paid for capital expenditures	$271	123
Change in accrued capital costs	55	10
Exploratory dry-hole cost	—	—
Capital expenditures	$326	124

Reconciliation of EBITDAX
EBITDAX is defined as net income plus interest expense, other expense, income tax expense and benefit, depreciation, depletion, and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense and merger-related expense. EBITDAX is presented on our management’s belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. Our management uses EBITDAX for that purpose. EBITDAX is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended March 31,
(In millions)	2022	2021
Net income	$608	$126
Plus (less):
Interest expense, net	21	12
Other expense	—	—
Income tax expense	170	37
Depreciation, depletion and amortization	360	94
Exploration	6	3
Gain on sale of assets	(2)	—
Non-cash (gain) loss on derivative instruments	220	16
Stock-based compensation	23	12
Merger-related expense	7	—
EBITDAX	$1,413	$300

The Combined EBITDAX calculation below is reflective of legacy Cabot and Cimarex EBITDAX from April 1, 2021 through September 30, 2021, plus Coterra EBITDAX from September 30, 2021 through March 31, 2022. Legacy Cimarex operated under the full cost accounting method, unlike legacy Cabot, now Coterra, which operates under the successful efforts accounting method. This difference in accounting methodologies leads to differences in the calculation of company financials and the figures below should not be relied on to predict future performance of the combined business, which operates under the successful efforts accounting method.

(In millions)	Twelve Months Ended March 31, 2022
Net income	$1,640
Plus (less):
Interest expense, net	70
Income tax expense	477
Depreciation, depletion and amortization	959
Exploration	21
Non-cash (gain) loss on derivative instruments	(7)
Stock-based compensation	68
Merger-related expense	80
EBITDAX	$3,308
Legacy Cimarex EBITDAX (April 1, 2021 through September 30, 2021)	723
Combined EBITDAX	$4,031

Reconciliation of Net Debt
The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and our management believes this ratio is useful to investors in assessing our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. The Net Debt to Adjusted Capitalization ratio is calculated by dividing Net Debt by the sum of Net Debt and total stockholders’ equity. Net Debt and the Net Debt to Adjusted Capitalization ratio are non-GAAP measures which our management believes are also useful to investors when assessing our leverage since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Our management uses these measures for that purpose. Additionally, as our planned expenditures are not expected to result in additional debt, our management believes it is appropriate to apply cash and cash equivalents to reduce debt in calculating the Net Debt to Adjusted Capitalization ratio.

(In millions)	March 31, 2022	December 31, 2021
Current portion of long-term debt	$25	$—
Long-term debt, net	3,090	3,125
Total debt	3,115	3,125
Stockholders’ equity	11,718	11,738
Total capitalization	$14,833	$14,863

Total debt	$3,115	$3,125
Less: Cash and cash equivalents	(1,447)	(1,036)
Net debt	$1,668	$2,089

Net debt	$1,668	$2,089
Stockholders’ equity	11,718	11,738
Total adjusted capitalization	$13,386	$13,827

Total debt to total capitalization ratio	21.0%	21.0%
Less: Impact of cash and cash equivalents	8.5%	5.9%
Net debt to adjusted capitalization ratio	12.5%	15.1%

Reconciliation of Net Debt to EBITDAX
Net debt to EBITDAX is defined as net debt divided by trailing twelve month EBITDAX. Net debt to EBITDAX is a non-GAAP measure which our management believes is useful to investors when assessing our credit position and leverage.

(In millions)	March 31, 2022		December 31, 2021
Net debt	$1,668		$2,089
EBITDAX (Trailing twelve months)	3,308		2,196
Net debt to EBITDAX	0.50	x	0.95	x

Reconciliation of Net Debt to Combined EBITDAX

(In millions)	March 31, 2022		December 31, 2021
Net debt	$1,668		$2,089
Combined EBITDAX (Trailing twelve months)	4,031		3,201
Net debt to Combined EBITDAX	0.41	x	0.65	x